UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 17, 2006

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02 – Results of Operations and Financial Condition

On May 17, 2006, salesforce.com, inc. issued a press release announcing its results for the quarter ended April 30, 2006. A copy of the press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

The press release attached to this current report on Form 8-K contains non-GAAP financial information. In addition to providing the Company’s net income (loss) and earnings (loss) per diluted share on a GAAP basis for the three months April 30, 2006 and 2005, the press release also provides non-GAAP net income and earnings per diluted share figures.

The non-GAAP financial measures are derived from the applicable GAAP figures by excluding:

•	stock-based expenses recognized during the three months ended April 30, 2006 and 2005;

•	the amortization expense of acquired intangible assets during the three months ended April 30, 2006 resulting from the Company’s acquisition of Sendia Corporation in April 2006; and

•	a one-time, unusual income item of $285,000 recorded during the three months ended April 30, 2005

Effective February 1, 2006, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123R, using the modified prospective transition method. As a result, the Company recognized pre-tax stock-based expense of $7.6 million during the three months ended April 30, 2006.

Prior to its adoption of SFAS 123R, the Company recognized stock-based compensation expense in accordance with Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). Under APB 25, compensation expense of fixed stock options was based on the difference on the date of the grant between the deemed fair value of the Company’s stock and the exercise price of the option. The differences occurred prior to the Company’s initial public offering in June 2004 when there was no established public market for the Company’s common stock. Compensation expense was recognized on a straight-line basis over the option-vesting period of four years. As a result, the Company recognized stock-based expense of $0.9 million during the three months ended April 30, 2005.

Additionally, the financial statements for the three months ended April 30, 2006 reflect $89,000 of amortization expense resulting from the business combination accounting for the acquisition of Sendia Corporation.

The one-time unusual income item of $285,000, which was recorded during the three months ended April 30, 2005, was due to the reduction in accrued liabilities associated with office space the Company abandoned in December 2001. In March 2005, the Company entered into an agreement with its primary landlord that released the Company from a portion of the future obligations associated with office space in exchange for the agreement to lease additional office space elsewhere in the building.

Management provides these non-GAAP financial measures to give investors a more complete understanding of the Company’s underlying operational results and trends in its performance.

The Company generally uses non-GAAP financial measures for assessing its performance against management targets, which do not account for certain items, as a basis for making strategic decisions and as a means to evaluate period-to-period comparisons. It believes that use of non-GAAP numbers is important as these figures ignore certain events and activities that could obscure or enhance trends or other factors affecting its business. This is especially true when, as in this quarter, the GAAP financial information includes a number of charges that did not exist in the Company’s prior comparable reporting periods. For these reasons, the Company believes that these non-GAAP measures are also useful to investors. Further, the Company believes that the financial analysts who regularly follow and report on the Company or sector exclude items such as these when analyzing performance relative to guidance, their financial performance estimates and the performance of other sector participants, and in projecting future financial results.

These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP measures of earnings per share. The Company’s non-GAAP numbers may be different from those of other companies and direct comparison should not be relied upon.

The information in this current report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release dated May 17, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2006	salesforce.com, inc.

/s/ David Schellhase
David Schellhase, Senior Vice President and General Counsel

Exhibit Index

Exhibit Number	Exhibit Title

99.1	Press Release dated May 17, 2006